As filed with the Securities and Exchange Commission on June 4, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONSTELLATION ENERGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Maryland	52-1964611
(State of Incorporation)	(I.R.S. Employer Identification No.)

100 Constellation Way Baltimore, Maryland	21202
(Address of Principal Executive Offices)	(Zip Code)

Constellation Energy Group, Inc. 2007 Long-Term Incentive Plan

Constellation Energy Group, Inc. Employee Savings Plan

(Full title of the plans)

Charles A. Berardesco

Senior Vice President and General Counsel

100 Constellation Way

Baltimore, MD 21202

(Name and address of agent for service)

(410) 470-2800

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Calculation of Registration Fee

Title of each class of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, without par value	11,000,000	$35.02	$385,220,000	$27,466.19

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Act”), this registration statement also registers such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Act, based on the average of the high and low prices for the common stock on June 1, 2010, as reported on the New York Stock Exchange.

This registration statement is being filed, in accordance with General Instruction E to Form S-8, to register 9,000,000 additional shares of common stock for issuance under the Constellation Energy Group, Inc. 2007 Long-Term Incentive Plan, as amended (LTIP) and 2,000,000 additional shares of common stock for issuance under the Constellation Energy Group, Inc. Employee Savings Plan (ESP). The contents of the registrant’s Registration Statement on Form S-8 relating to the LTIP (No. 333-143260) are incorporated by reference into this registration statement. The contents of the registrant’s Registration Statement on Form S-8 relating to the ESP (No. 333-129802) are incorporated by reference into this registration statement.

Item 8. Exhibits.

Reference is made to the Exhibit Index filed as a part of this registration statement. Since the ESP is qualified under Section 401 of the Internal Revenue Code, neither an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act (ERISA) nor an Internal Revenue Service (IRS) determination letter are being filed as an exhibit and the registrant hereby undertakes that it will submit or has submitted to the IRS in a timely manner all amendments necessary to maintain the qualified status of the ESP and has made or will make all changes required by the IRS in order to maintain the qualification of the ESP.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, Constellation Energy Group, Inc., the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on the 4th day of June, 2010.

CONSTELLATION ENERGY GROUP, INC.
(Registrant)

By:	/s/ Charles A. Berardesco
Charles A. Berardesco
Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal executive officer:

*	Chairman of the Board, President and Chief Executive Officer	June 4, 2010
Mayo A. Shattuck III

Principal financial officer:

*	Senior Vice President and Chief Financial Officer	June 4, 2010
Jonathan W. Thayer

Principal accounting officer:

*	Vice President, Controller and Chief Accounting Officer	June 4, 2010
Bryan P. Wright

	Signature	Title	Date

	*	Director	June 4, 2010
Yves C. de Balmann

	*	Director	June 4, 2010
Ann C. Berzin

	*	Director	June 4, 2010
James T. Brady

	*	Director	June 4, 2010
Daniel Camus

	*	Director	June 4, 2010
James R. Curtiss

	*	Director	June 4, 2010
Freeman A. Hrabowski, III

	*	Director	June 4, 2010
Nancy Lampton

	*	Director	June 4, 2010
John L. Skolds

	*	Director	June 4, 2010
Michael D. Sullivan

*By:	/s/ Charles A. Berardesco
Charles A. Berardesco, Attorney-in-Fact

The ESP. Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the ESP) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on the 4th day of June, 2010.

CONSTELLATION ENERGY GROUP, INC. EMPLOYEE SAVINGS PLAN

By:	/s/ Marcia Behlert
Marcia Behlert, Plan Administrator

EXHIBIT INDEX

*	Exhibit 3(a)	Articles of Amendment and Restatement of the Charter of Constellation Energy Group, Inc. as of April 30, 1999. (Designated as Appendix B to Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 filed March 3, 1999, File No. 33-64799.)

*	Exhibit 3(b)	Articles Supplementary to the Charter of Constellation Energy Group, Inc., as of July 19, 1999. (Designated as Exhibit No. 99.1 to the Current Report on Form 8-K dated July 19, 1999, File Nos. 1-12869 and 1-1910.)

*	Exhibit 3(c)	Certificate of Correction to the Charter of Constellation Energy Group, Inc. as of September 13, 1999. (Designated as Exhibit No. 3(c) to the Annual Report on Form 10-K for the year ended December 31, 1999, File Nos. 1-12869 and 1-1910.)

*	Exhibit 3(d)	Articles Supplementary to the Charter of Constellation Energy Group, Inc. as of November 20, 2001. (Designated as Exhibit No. 3(e) to the Annual Report on Form 10-K for the year ended December 31, 2001, File Nos. 1-12869 and 1-1910.)

*	Exhibit 3(e)	Articles Supplementary to the Charter of Constellation Energy Group, Inc. as of April 10, 2007. (Designated as Exhibit No. 3(a) to the Current Report on Form 8-K dated April 10, 2007, File No. 1-12869.)

*	Exhibit 3(f)	Articles of Amendment to the Charter of Constellation Energy Group, Inc. as of July 21, 2008. (Designated as Exhibit No. 3(a) to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, File Nos. 1-12869 and 1-1910.)

*	Exhibit 3(g)	Articles Supplementary to the Charter of Constellation Energy Group, Inc. as of September 19, 2008. (Designated as Exhibit No. 3.1 to the Current Report on Form 8-K dated September 19, 2008, File No. 1-12869.)

*	Exhibit 3(h)	Correction to Articles Supplementary to the Charter of Constellation Energy Group, Inc. as of November 25, 2008. (Designated as Exhibit No. 3(c) to the Annual Report on Form 10-K for the year ended December 31, 2008, File Nos. 1-12869 and 1-1910.)

*	Exhibit 3(i)	Articles Supplementary to the Charter of Constellation Energy Group, Inc. as of December 17, 2008. (Designated as Exhibit No. 3.1 to the Current Report on Form 8-K dated December 17, 2008, File No. 1-12869.)

*	Exhibit 3(j)	Bylaws of Constellation Energy Group, Inc., as amended to July 18, 2008. (Designated as Exhibit No. 3 to the Current Report on Form 8-K dated July 18, 2008, File No. 1-12869.)

Exhibit 5	Opinion of Counsel as to legality of the shares of Common Stock being registered.

*Exhibit 10	Amended and Restated 2007 Long-Term Incentive Plan. (Designated as Exhibit No. 10.1 to the Current Report on Form 8-K dated June 4, 2010, File No. 1-12869.)

Exhibit 23(a)	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

Exhibit 23(b)	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

Exhibit 23(c)	Consent of Counsel (included in Exhibit 5).

Exhibit 24	Power of Attorney.

*	Incorporated by reference